                           SETTLEMENT AGREEMENT                     EXHIBIT 10.2
                                                                    ------------


        THIS SETTLEMENT AGREEMENT is made and entered into this 17th day of April, 1996, by and between C. LLOYD CLAY ("Consultant"), FIRST CLAYTON BANK & TRUST, a Georgia corporation (the "Bank") and FIRST CLAYTON BANCSHARES, INC., a Georgia corporation ("First Clayton").


                             W I T N E S S E T H:


        WHEREAS, certain issues have arisen between Consultant, the Bank and First Clayton, and Consultant, the Bank and First Clayton wish to resolve those issues;


        NOW, THEREFORE, for and in consideration of the premises and the mutual agreements of the parties to this Agreement, and for other good and valuable consideration, it is hereby agreed by and between Consultant, the Bank and First Clayton as follows:

        1.  Purchase of Shares of Stock.  First Clayton, contemporaneously with
            ---------------------------
the execution of this Settlement Agreement, hereby purchases the shares of stock of Consultant and of the members of Consultant's immediate family in the amount of Seventeen and no/100 Dollars ($17.00) per share as follows:

            C. Lloyd Clay               8,500 Shares of Stock
            Patricia Clay               3,000 Shares of Stock
            C. Lloyd Clay Individual
               Retirement Account       1,927 Shares of Stock
            Patricia Clay Individual
               Retirement Account       1,640 Shares of Stock
            Charles Lloyd Clay, Jr. 3,200 Shares of Stock Christopher Thomas Clay 3,300 Shares of Stock
            Willard Coates Clay         2,635 Shares of Stock

The total shares of stock to be purchased will be 24,202, at a price per share of $17.00, for a total payment by First Clayton in the aggregate amount of $411,434.00. Payment will be made by First Clayton to the owners of the shares of stock as indicated in this paragraph.

        2.  Resignation as Director. Consultant hereby resigns as a Director of
            -----------------------
First Clayton and agrees that he will not seek reelection to the Board of Directors of First Clayton or its subsidiary, the Bank. Consultant expressly agrees that he will not, from the date of this Settlement Agreement forward, directly or indirectly, support, encourage, participate in, or assist in any way in any effort to effect a change in the Board of Directors or management of First Clayton or the Bank.

        3. Leased Space. Consultant agrees that he will, not later than June 1,
           ------------
1996, vacate the space presently being occupied by him on the premises of the Bank. Consultant will remove all property, furniture and effects from said premises, and will leave the premises in good repair, normal wear and tear excepted, and in broom-clean condition.

     4.    COBRA Benefits. Consultant was a covered employee under the group
           --------------
health plan of the Bank, and received coverage under that plan for himself and his immediate family. Consultant believes he is entitled to COBRA benefits as a "qualified beneficiary," and that the group health plan of the Bank is required to provide continuation coverage. Neither the Bank nor First Clayton make any representation or warranty as to the availability of COBRA benefits or the extent of coverage thereunder with respect to Consultant or any of his dependents. In the event that COBRA benefits are available, the continuation coverage will be for a minimum period of eighteen (18) months from the date of this Settlement Agreement. If COBRA continuation coverage is available, First Clayton (or the Bank) will reimburse Consultant for the cost of such premiums for himself for this minimum period of 18 months, and Consultant will be responsible for the payment of premiums for dependent coverage. If COBRA continuation benefits are not available, First Clayton (or the Bank) will reimburse Consultant for the equivalent cost of such premiums for Consultant, but not for his dependent coverage. If continuation coverage is available for a period greater than the minimum continuation period of 18 months, Consultant will have the benefit of that additional continuation coverage, and Consultant will be responsible for all premiums for himself and for any dependent coverage.

     5.    Release by Consultant. Except as set forth in this Agreement and in
           ---------------------
the Consulting and Non-Competition Agreement executed contemporaneously herewith, Consultant hereby releases and forever discharges First Clayton, the Bank and their directors, officers, agents, employees and representatives, from any and all claims, costs, damages, liabilities or expenses of whatsoever nature, whether in contract or in tort, arising out of or in connection with First Clayton or the Bank, or any matter pertaining thereto; provided, that nothing herein shall release the liability of the Bank to Consultant with respect to any bank account maintained by Consultant with the Bank.

     6.    Release by the Bank and First Clayton. Except as set forth in this
           -------------------------------------
Settlement Agreement and in the Consulting and Non-Competition Agreement executed contemporaneously herewith, the Bank and First Clayton hereby release and forever discharge Consultant from any and all claims, costs, damages, liabilities or expenses of whatsoever nature, whether in contract or in tort, arising out of or in connection with Consultant's previous official services as a Director of the Bank and a Director of First Clayton.

     7.    Consulting and Non-Competition Agreement. Consultant and First
           ----------------------------------------
Clayton shall execute and deliver the Consulting and Non-Competition Agreement, a copy of which is attached hereto and made a part hereof, contemporaneously herewith.

     8.    Confidentiality. Consultant, the Bank and First Clayton agree that
           ---------------
the terms of this Settlement Agreement and the Consulting and Non-Competition Agreement, and the disputes, negotiations and discussions by and among Consultant and members of the Board of Directors of First Clayton with respect thereto, shall, to the extent permitted by law, remain confidential and shall not be discussed by Consultant or First Clayton with any third parties except to the extent expressly required by law.

        9.      Indemnification. Consultant shall be entitled to receive to all
                ---------------
rights and benefits of the indemnification obligations of the Bank contained in Articles Nine and Thirteen of its Bylaws for any action, conduct, failure to act or any other matter during the service by Consultant as a Director of the Bank within the scope of those indemnification provisions. Consultant shall be entitled to receive all rights and benefits of the indemnification obligations of First Clayton contained in Article Nine of its Bylaws for any action, conduct, failure to act or any other matter during the service by Consultant as a Director of First Clayton within the scope of those indemnification provisions. The Bank and First Clayton reserve the right to modify, amend or otherwise deal with the provisions for indemnification, provided such modification, amendment or other action will treat Consultant the same as other existing and former Directors.

        10.     Modification and Waiver. Any term or condition of this Agreement
                -----------------------
may be waived at any time by the party hereto which is entitled to the benefit of such term or condition. Any waiver on one occasion shall not be deemed to be a waiver of the same or of any other breach on any future occasion. This Agreement may be modified or amended only by a writing signed by all of the parties hereto.

        11.     Counterparts and Headings. This Agreement may be executed
                -------------------------
simultaneous, in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The headings set out in this Agreement are for the convenience of reference only and shall not be deemed to be a part of this Agreement.

        12.     Law to Govern and Time of Essence. The validity and effect of
                ---------------------------------
this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia, without giving effect to any rules regarding conflicts of law. Time is of the Essence.

        13.     Successors and Assigns. Except as otherwise provided herein,
                ----------------------
this Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective heirs, successors and permitted assigns.

        IN WITNESS WHEREOF, Consultant has executed this Agreement, and the Bank and First Clayton have caused this Agreement to be executed by their appropriate officers, under seal, all as of the day and year first above written.

                                                  FIRST CLAYTON BANCSHARES, INC.

[CORPORATE SEAL]
                                                By: /s/ John R. Martin
                                                   -----------------------------
                                                    President
ATTEST:

/s/ Ronald E. Vandiver
------------------------
Secretary

                                        FIRST CLAYTON BANK & TRUST


[CORPORATE SEAL]

                                        By: /s/ J. Mark Smith
                                           ------------------------------------
                                              President


ATTEST:


/s/ Rodney R. Hickox
---------------------------
Secretary


                                CONSULTANT:


                                /s/ C. Lloyd Clay                  (SEAL)
                                ------------------------------------
                                C. Lloyd Clay
                                Signed 4-17-96

                   CONSULTANT AND NON-COMPETITION AGREEMENT

     THIS CONSULTING AND NON-COMPETITION AGREEMENT is made and entered into as of the 17th day of April, 1996, by and between C. LLOYD CLAY ("Consultant"), and FIRST CLAYTON BANCSHARES, INC., a Georgia corporation ("First Clayton").


                              W I N E S S E T H:

     WHEREAS, Consultant has served as a Director of First Clayton, and First Clayton Bank & Trust (the "Bank"), since the organization of the Bank without compensation other than regular director's fees; and,

     WHEREAS, Consultant has expended great effort on behalf of First Clayton and the Bank in encouraging customers to utilize the services of First Clayton and the Bank and has been responsible over time for the generation of significant business for the Bank; and,

     WHEREAS, as a result of philosophical differences on the Board of Directors as to the future policies of First Clayton and the Bank, Consultant has determined to submit his resignation as a Director of First Clayton and the Bank; and,

     WHEREAS, the continued goodwill of Consultant is of incalculable value to the Bank; and,

     WHEREAS, a decision by Consultant to tender his registration and take other actions in connection therewith in order to resolve the current policy dispute on the Board of Directors and to enable First Clayton and the Bank to go forward with their plans free of contested disputes is of significant value to First Clayton and the Bank; and,

     WHEREAS, First Clayton desires that Consultant be available to assist it and the Bank from time to time, and Consultant desires to provide such services to First Clayton in accordance with the terms of this Agreement;

     NOW, THEREFORE, for and in consideration of the premises and the mutual agreements of the parties to this Agreement, and for other good and valuable consideration, it is hereby agreed by and between Consultant and First Clayton as follows:

     1. Engagement As Consultant. Upon the terms and conditions contained in this Agreement, First Clayton hereby retains Consultant to render consulting services to First Clayton with respect to the banking and other operations of First Clayton and the Bank, and Consultant hereby agrees to render such services as directed by First Clayton until this Agreement expires or is terminated as provided herein.

     2. Scope of Consulting Services. During the term of this Agreement, the general scope of Consultant's duties shall be to advise and consult with the Chairman and the President of First Clayton and the Bank in connection with the general banking and other operations and management matters of First Clayton and the Bank, as reasonably requested, from time to time by the Chairman of the Board or the Chief Executive Officer of First Clayton (collectively, the "Consulting Services"). The Consulting Services shall include but are not limited to Consultant's general support of First Clayton in the Rabun County market.

     3.  Duties of Consultant. During the term of this Agreement, Consultant
         --------------------
shall perform the Consulting Services herein described and all reasonable tasks incidental thereto as the Chairman of the Board of the Chief Executive Officer may from time to time reasonably require, at such time and place and on such schedule as may be reasonably designated by Consultant; provided, that no request by First Clayton shall require any specific duties of Consultant other than to discuss issues with and advise the Chairman or the President of First Clayton or the Bank with respect thereto. Consultant shall provide Consulting Services hereunder solely at the request and direction of the Chairman of the Board or the President of First Clayton.

     4.  Term. The term of Consultant's engagement shall commence as of the date
         ----
hereof and continue for a period of three years (unless earlier terminated in accordance with Section 10 hereof.)

     5.  Consulting Fee. In consideration of Consultant's agreement to perform
         --------------
Consulting Services in accordance with this Agreement, First Clayton shall pay to Consultant monthly payments of $4,033.67 (the "Consulting Fee"). Monthly payments will be made for the period January 1 through May 1, 1996, in the amount of $20,168.35. Payments will be made thereafter commencing June 1, 1996, at the rate of $4,033.67. The total payment to be paid pursuant to this Agreement is $145,212.00.

     6.  Taxes. Any and all sales, service, income and other taxes of any nature
         -----
whatsoever with respect to any payments made by First Clayton to Consultant pursuant to this Agreement shall be the sole responsibility and liability of Consultant.

     7.  Independent Contractor. Consultant's relationship with First Clayton
         ----------------------
and the Bank under this Agreement shall be that of an independent contractor, not an employee. Except as may be provided and allowed for purposes of any COBRA benefits, Consultant shall not be entitled to participate in any of the benefit plans of First Clayton or the Bank. Consultant shall not be an agent of First Clayton or the Bank and shall have no authority to act on behalf of or bind or represent (other than as counsel with respect to matters as to which he is specifically and separately retained and compensated) First Clayton or the Bank in any way.

     8.  Covenants.
         ---------

     (a) Non-Competition. Consultant agrees that during the term of this
         ---------------
Agreement of three years, Consultant will not (except on behalf of or with prior written consent of First Clayton), within the Area (as hereinafter defined), either directly or indirectly, on his own behalf or in the service of or on behalf of others, as a principal, partner, officer, director, manager, supervisor, administrator, consultant, executive employee or in any other capacity which involves duties and responsibilities similar to those undertaken for First Clayton and the Bank, engage in any business which is the same as or essentially the same as the Business of First Clayton (as hereinafter defined), provided that nothing herein shall be deemed to limit or prohibit the provision of legal services to any third party.

     (b) Non-Solicitation of Customers. Consultant agrees that during the term
         -----------------------------
of this Agreement of three years and for two years thereafter, Consultant will not (except on behalf of or with the prior written consent of First Clayton), within the Area, on his own behalf or in the service or on behalf of others, solicit, divert or appropriate or attempt to solicit, divert or appropriate, directly or by assisting others, any business from any customers of First Clayton or the Bank, for purposes of providing products or services that are competitive with those provided by First Clayton.

     (c) Non-Solicitation of Employees. Consultant agrees that during the term
         -----------------------------
of this Agreement of three years and for a period of two years thereafter, Consultant will not, within the Area, on his own behalf or in the service of or on behalf of others, solicit, recruit or hire away or attempt to solicit, recruit or hire away, directly or by assisting others, any employee of First Clayton or the Bank, whether or not (i) such employee is a full-time employee or a temporary employee of First Clayton, (ii) such employment is pursuant to written agreement, and (iii) such employment is for a determined period or is at will.

     (d) Community Support. Consultant expressly agrees that, during the term of
         -----------------
this Agreement of three years and for a period of two years thereafter, he will use his best efforts to promote the business of First Clayton and the Bank within the Area. Consultant will not make, publish or endorse any negative, disparaging or derogatory comments concerning First Clayton, the Bank, or any officer, director or agent of First Clayton or the Bank with respect to their activities as such. Consultant hereby further specifically agrees that during the term of this Agreement and for a period of two years thereafter he will not, acting alone or in conjunction with others, initiate, support, cooperate with, advise or represent any party in any matter in which the Bank or First Clayton is an adverse party, or which has as a goal, result or objective, directly or indirectly, a change in the ownership or in the Board of Directors or management of First Clayton or the Bank.

     (e) Definitions.
         -----------
         (i) "Area" shall mean the geographic area within the boundaries of Rabun, Towns, White and Habersham Counties. It is the express intent of the parties that the Area as defined herein is the area where Consultant performs services on behalf of First Clayton or the Bank.

         (ii) "Business of First Clayton" shall mean the business conducted by
               -------------------------
First Clayton and the Bank, which is commercial banking.

     9.   Confidentiality.
          ---------------

     (a)  Confidential Information. As used herein, the term "Confidential
          ------------------------
Information" means all facts and information not generally available to the public concerning any aspect of the business of First Clayton and the Bank, including, without limitation, the terms and conditions of this Agreement or the Settlement Agreement being executed in conjunction herewith, any information obtained by Consultant in his capacity as a Director of First Clayton or the Bank, or any methods and plans of operation, marketing and sales strategies, research, know-how, costs, pricing strategies, business plans, financial data, and lists of actual or potential customers (and including such information that constitutes a "trade secret" under (S)10-1-761(4) of the Official Code of Georgia Annotated or any successor statute).

     (b)  Confidentiality Obligations. Consultant acknowledges that he may from
          ---------------------------
time to time have access to, or otherwise be provided with, Confidential Information. Consultant agrees that, during the applicable "Nondisclosure Period" (as described below), he shall neither use (except as necessary to perform his obligations hereunder) nor disclose to any other person or entity any Confidential Information without the prior written consent of an officer of First Clayton. The Nondisclosure Period with respect to Confidential Information that does not constitute a trade secret under Georgia law shall be the period of Consultant's engagement hereunder and for a period of two years thereafter; the Nondisclosure Period for Confidential Information constituting a trade secret under Georgia law shall be the period of Consultant's engagement hereunder and for so long thereafter as the pertinent Confidential Information remains a trade secret under Georgia law. Neither the limited duration of the Nondisclosure Period nor any other term or condition of this Agreement shall operate or be construed as affording Consultant any right or license to use any Confidential Information at the end of such Nondisclosure Period or otherwise.

     (c)  Exceptions. The foregoing confidentiality obligations shall not apply
          ----------
to (i) any information that, through no fault of Consultant, is disclosed in the public domain; (ii) any information received by Consultant in good faith from a third party who has legitimate possession of, and the unrestricted right to disclose, such information; and (iii) any information that Consultant can demonstrate through prior written records to have been within his legitimate possession prior to the time of his engagement hereunder.

     (d)  Return of Information. Upon the request by an officer of First Clayton
          ---------------------
at any time, and in any event upon the termination of Consultant's engagement for any reason, Consultant will deliver to First Clayton all written materials and records and all other tangible items in his possession or control that constitute or embody Confidential Information or that otherwise are the property of First Clayton or the Bank, and will keep no copies or duplicates thereof, except as may be expressly authorized in writing at that time by an officer of First Clayton.

  10. Termination.
      -----------
  (a) Termination by First Clayton. Notwithstanding any provision hereof to the
      ----------------------------
contrary, the Board of Directors of First Clayton, in a duly convened meeting as to which notice of the purpose of the meeting has been duly given, shall have the right to terminate this Agreement, by written notice to Consultant, upon the occurrence of one or more of the following events and the good-faith belief after reasonable investigation by the Board of Directors of First Clayton, that such events have in fact occurred and justify termination:

        (i) The commission by Consultant of any act involving dishonesty, fraud or other act having a material detrimental financial effect with respect to the business affairs of First Clayton or the Bank; or

        (ii) Consultant's breach of any term or provision of Sections 7 (Independent Contractor), 8 (Covenants) or 9 (Confidentiality) of this Agreement (provided, however, that Consultant shall be afforded 30 days, after receipt of written notice of such breach, to cure such breach).

  (b) Termination by Consultant. Notwithstanding any provision hereof to the
      -------------------------
contrary, Consultant shall have the right to immediately terminate this Agreement, by written notice to First Clayton, upon the occurrence of one or more of the following events:

        (i) The failure of First Clayton to make any consulting fee payment due hereunder within 10 days after receipt of written notice of delinquency from Consultant; or

        (ii) The breach by First Clayton of any other term or provision of this Agreement (provided, however, that First Clayton shall be afforded 30 days, after receipt of notice of such breach, to cure such breach).

  (c) Effect of Expiration or Termination. Except as otherwise provided herein,
      -----------------------------------
upon the expiration of this Agreement, First Clayton and Consultant will have no continuing obligations to each other under this Agreement, except for any unsatisfied rights accrued under this Agreement through the date of expiration, and except for those rights and obligations set forth in Section 6, which shall survive and remain in full force and effect. Upon termination by First Clayton pursuant to Section 10(a) hereof, First Clayton shall have no further rights or obligations to Consultant, and the provisions of Sections 8 and 9 shall continue for an additional term of two years. Upon termination by Consultant pursuant to
Section 10(b) hereof, First Clayton shall immediately make all payments remaining pursuant to Section 5 hereof within thirty days of such termination, and thereupon neither First Clayton nor Consultant shall have any further obligations under any provision of this Agreement other than Section 9 hereof, which shall continue for an additional term of one year. Nothing in this subsection (c) shall constitute liquidated damages or prevent either party hereto from seeking damages with respect to any breach hereof.

      11. Modification and Waiver. Any term or condition of this Agreement may
          -----------------------
be waived at any time by the party hereto which is entitled to the benefit such term or condition. Any waiver on one occasion shall not be deemed to be a waiver of the same or of any other breach on any future occasion. This Agreement may be modified or amended only by a writing signed by all of the parties hereto.

      12. Counterparts and Headings. This Agreement may be executed
          -------------------------
simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The headings set out in this Agreement are for the convenience of reference only and shall not be deemed to be a part of this Agreement.

      13. Injunctive Relief. Consultant and  First Clayton acknowledge  that
          -----------------
any reach of the terms and conditions of this Agreement by either would result in material harm or damage to the other, although it might be difficult to establish the monetary value of the damage. Consultant and First Clayton therefore agree that, in addition to any other available rights and remedies (at law or in equity), either shall be entitled to obtain injunctive relief against the other in the event of any such breach or threatened breach by either which the other in good faith believes will or is likely to cause it irreparable harm.

      14. Law to Govern and Time of Essence. The validity and effect of this
          ---------------------------------
Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia, without giving effect to any rules regarding conflicts of law. Time is of the essence.

      15. Successors and Assigns. Except as otherwise provided herein, this
          ----------------------
Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective heirs, successors and permitted assigns. Upon the death or disability of Consultant, First Clayton will make a lump-sum payment of the total balance of any payments that would have otherwise been due to Consultant under this Agreement, such payments will be made payable to the estate of Consultant.

      16. Severability. This Agreement is intended to be performed in accordance
          ------------
with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or particular circumstance, shall, for any reason and to any extent, be invalid or unenforceable, it is the intention of the parties to this Agreement that the remainder of this Agreement and the application of such provisions to other persons or particular circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

      17. Failure to Enforce. The failure of a party at anytime, or for any
          ------------------
period of time, to enforce the provisions of this Agreement shall not be construed as a waiver of such provisions of the right of any such party thereafter to enforce each and every such provisions.

     18.  Attorneys Fees.  In the event that either party brings any action for
          --------------
the breach of or to enforce any provision of this Agreement, reasonable attorneys' fees, including all court costs, witness fees and other expenses, shall be recovered by the prevailing party.

      IN WITNESS WHEREOF, Consultant has executed this Agreement, and First Clayton has caused this Agreement to be executed by its appropriate officers, under seal, all as of the day and year first above written.

                                 FIRST CLAYTON BANCSHARES, INC.


[CORPORATE SEAL]                 By:/s/ John R. Martin          4/29/96
                                 --------------------------------------


ATTEST:


/S/ Ronald E. Vandiver
----------------------
Secretary



                                 CONSULTANT:


                                 /s/ C. Lloyd Clay              (SEAL)
                                 -------------------------------
                                 C. Lloyd Clay
                                 Signed 4-17-96